OAKWOOD MORTGAGE INVESTORS, INC. 1995-B    REPORT DATE:  DECEMBER 4, 1996
       OAKWOOD ACCEPTANCE CORP. -  SERVICER                    POOL REPORT # 14
       REMITTANCE REPORT                                             Page 1 of 6
       REPORTING MONTH:            Nov-96


                                                     Scheduled Principal Balance of Contracts
       ----------------------------------------------------------------------------------------------------------------------------

       Beginning                                                                                                       Ending
       Principal                 Scheduled          Prepaid           Liquidated                Contracts              Principal
       Balance                   Principal          Principal         Principal                 Repurchased            Balance
       ----------------------------------------------------------------------------------------------------------------------------


       168,987,760.80          (404,315.90)        (494,321.76)      (589,532.30)                  0.00            167,499,590.84
       =======================================================  ===================================================================



         Scheduled                        Scheduled                                            Amount
         Gross           Servicing        Pass Thru            Liquidation         Reserve           Available for
         Interest             Fee          Interest             Proceeds           Fund Draw         Distribution
--------------------------------------------------------------------------------------------------------------------------


       1,594,091.86      140,823.13       1,453,268.73         423,476.54            0.00              2,916,206.06
==========================================================================================================================




                                          Reserve Fund as of Cutoff Date
       ----------------------------------------------------------------------------------------------------------------------------


               Beginning                                                     Investment             Balance Before
                Balance               Deposits          Distrib.              Interest           Current Distribution
       ----------------------------------------------------------------------------------------------------------------------------

              376,519.63               0.00         -1,519.63                  1,480.82             376,480.82
       ============================================================================================================================

                                                                                          Reserve Fund Required Balance
                                                                                          -------------------------------------
          Reserve               Reserve              Balance After                                  Before Current    After Current
         Fund Draw           Fund Deposit         Current Distribution           Excess               Distribution     Distribution
 ------------------------------------------------------------------------------------ ----------------------------------------------

         0.00                 0.00                  376,480.82                  1,480.82          375,000.00         375,000.00
 =================================================================================================================================




                                                       Certificate Account
      ------------------------------------------------------------------------------------------------------------------------------

      Beginning                       Deposits                                               Investment              Ending
       Balance              Principal          Interest            Distributions              Interest               Balance
      ------------------------------------------------------------------------------------------------------------------------------

        243,047.11       1,459,503.67      1,552,564.31              (3,124,243.15)              1,682.14            132,554.08
      ==============================================================================================================================


                                  P&I Advances at Distribution Date
       ---------------------------------------------------------------------------------

       Beginning             Recovered           Current               Ending
        Balance               Advances          Advances               Balance
       ---------------------------------------------------------------------------------

       1,253,226.46       1,188,289.67      1,173,488.89              1,238,425.68
       =================================================================================


OAKWOOD MORTGAGE INVESTORS, INC. 1995-B           REPORT DATE:  DECEMBER 4, 1996
OAKWOOD ACCEPTANCE CORP. -  SERVICER              POOL REPORT # 14
REMITTANCE REPORT
REPORTING MONTH:                Nov-96                               Page 2 of 6


Class B Crossover Test                                                              Test Met?
-----------------------------------------------------------------                   ---------------
(a) Remittance date on or after April 2000                                                N

(b) Average 60 day Delinquency rate <=       5%                                           Y

(c) Average 30 day Delinquency rate <=       7%                                           Y

(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates

                   April 2000 -Sept. 2001    7%                                           N
                   Oct 2001 -Sept. 2002      8%                                           N
                   Oct 2002 -                9%                                           N




(e) Current realized loss ratio <=           2.75%                                        Y


(f) Are class B principal balances >=        25.375%
of stated scheduled pool  balance

                Beginning B-1 balance                                    19,650,000.00
                Beginning B-2 balance                                     7,485,958.00
                                                                   -------------------
                                                                         27,135,958.00
                Divided by beginning pool
                balance                                                 168,987,760.80
                                                                   -------------------
                                                                                16.058%   N
                                                                 ===================



Average 60 day delinquency ratio:

                           Over 60s           Pool Balance            %
                      --------------------------------------------------------

Current Mo                     7,253,290.13          167,499,590.84 4.33%
1st Preceding Mo               6,933,991.77          168,987,760.80 4.10%
2nd Preceding Mo               6,023,795.37          170,502,156.40 3.53%
                                                      Divided by      3
                                                                 -------------
                                                                    3.99%
                                                                 =============

Average 30 day delinquency ratio:


                           Over 30s           Pool Balance            %
                      --------------------------------------------------------

Current Mo                    10,070,358.18          167,499,590.84 6.01%
1st Preceding Mo               9,519,780.79          168,987,760.80 5.63%
2nd Preceding Mo               9,105,943.14          170,502,156.40 5.34%
                                                      Divided by      3
                                                                 -------------
                                                                    5.66%
                                                                 =============

Cumulative loss ratio:

                       Cumulative losses               1,055,078.24
                                          ------------------------
Divided by Initial Certificate Principal             187,144,958.00 0.564%
                                                                 =============




Current realized loss ratio:

                      Liquidation                 Pool
                            Losses               Balance
                      -------------------------------------------
Current Mo                       166,055.76          168,987,760.80
1st Preceding Mo                 136,524.50          170,502,156.40
2nd Preceding Mo                 126,273.17          172,054,409.60
                                                                    1.010%
                                                                 =============

        OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
        OAKWOOD ACCEPTANCE CORP. -  SERVICER      REPORT DATE:  DECEMBER 4, 1996
        REMITTANCE REPORT                         POOL REPORT # 14
        REPORTING MONTH:          Nov-96                             Page 3 of 6



                                                                  Delinquency Analysis

                                       31 to 59 days          60 to 89 days     90 days and Over          Total Delinq.
              No. of    Principal            Principal          Principal              Principal                   Principal
              Loans     Balance        #      Balance      #     Balance       #       Balance          #          Balance
              ----------------------------------------------------------------------------------------------------------------------

Excluding Repos   5,696 162,698,112.99  92   2,594,284.73  34     901,703.77    60   1,772,891.83       186         5,268,880.33
        Repos       160   4,801,477.85   8     222,783.32  19     470,662.09   133   4,108,032.44       160         4,801,477.85
              ----------------------------------------------------------------------------------------------------------------------
        Total     5,856 167,499,590.84 100   2,817,068.05  53   1,372,365.86   193   5,880,924.27       346        10,070,358.18
              ======================================================================================================================
                                                                                                        5.9%                6.01%
                                                                                                     ===============================


                                                         Repossession Analysis
                   Active Repos                     Reversal        Current Month
                  Outstanding                     (Redemption)         Repos                  Cumulative Repos
                     Principal                      Principal             Principal                 Principal
                  #   Balance              #         Balance    #          Balance           #       Balance
---------------------------------------------------------------------------------------------------------------
Excluding Repos    160     4,801,477.85     1       22,104.20   37           948,037.38      364   9,963,558.35


OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER              REPORT DATE:  DECEMBER 4, 1996
REMITTANCE REPORT                                 POOL REPORT # 14
REPORTING MONTH:            Nov-96
                                                                     Page 4 of 6
REPOSSESSION LIQUIDATION REPORT



                                   Liquidated                                                                          Net
   Account         Customer        Principal           Sales          Insur.          Total        Repossession    Liquidation
   Number            Name           Balance          Proceeds         Refunds        Proceeds        Expenses       Proceeds
------------------------------------------------------------------------------------------------------------------------------------


073250-3      SHELTON             13,157.20          3,000.00        545.62         3,545.62         300.00        3,245.62
075781-5      MASON                7,605.89          3,500.00        303.18         3,803.18           0.00        3,803.18
071311-5      DEAN                21,103.15         18,900.00        806.52        19,706.52       1,780.00       17,926.52
072300-7      BREWINGTON          23,154.99         21,900.00      2,234.65        24,134.65       2,522.00       21,612.65
072382-5      MILLER              27,798.51         25,900.00      1,289.42        27,189.42       1,376.50       25,812.92
074034-0      LOKER SR            22,134.34         19,900.00        991.79        20,891.79       1,172.00       19,719.79
076190-8      PADGETT             25,633.89         24,700.00      1,621.41        26,321.41       1,291.00       25,030.41
076803-6      HICKMAN             25,296.43         23,900.00      1,133.93        25,033.93       1,886.25       23,147.68
077051-1      HAROLD              21,534.33         20,500.00      1,217.04        21,717.04       1,103.95       20,613.09
077923-1      BROWN               26,851.23         26,500.00      1,509.88        28,009.88       4,301.52       23,708.36
078487-6      ELAM JR             25,292.03         24,150.00          0.00        24,150.00       2,424.50       21,725.50
071605-0      WALKER              27,076.28         27,700.00        554.87        28,254.87       2,796.00       25,458.87
073508-4      WILLIAMS            28,491.33         28,100.00      1,258.79        29,358.79       5,632.51       23,726.28
073513-4      PRINCE              26,974.60         19,000.00      2,749.19        21,749.19       4,882.00       16,867.19
074595-0      HUNT                36,739.18         28,200.00      1,552.95        29,752.95       3,291.00       26,461.95
075200-6      CARWILE             45,446.30         37,000.00      2,501.07        39,501.07      11,837.68       27,663.39
075555-3      STONE               27,493.70         23,500.00      1,446.49        24,946.49         860.00       24,086.49
076026-4      KAHBEAH             28,908.36         29,100.00      2,031.16        31,131.16       3,649.00       27,482.16
077250-9      KENNEDY             36,670.58         34,950.00      2,511.80        37,461.80       4,836.44       32,625.36
077666-6      WALKER              57,547.65         38,992.00      1,258.40        40,250.40       6,689.76       33,560.64
078272-2      RAGAN               27,864.14         26,700.00      1,489.71        28,189.71       3,408.15       24,781.56
078442-1      DIAZ                28,585.36         31,900.00      1,471.64        33,371.64       1,620.25       31,751.39
073895-5      KURDZIEL  **       (21,827.17)       (18,900.00)         0.00       (18,900.00)       (567.00)     (18,333.00)
                                                         0.00                           0.00
                                                         0.00                           0.00
                                                         0.00                           0.00
                                                         0.00                           0.00
                                                         0.00                           0.00
                                                         0.00                           0.00
     ========================================================================================================
              589,532.30        519,092.00          30,479.51    549,571.51        67,093.51     482,478.00
     ========================================================================================================


As a percentage of the aggregate cut-off date principal balance


** SALE PASSED OCTOBER 1996 AND BACKED OUT NOVEMBER 1996




                                                    Net             Current
   Account         Customer    Unrecov.           Pass Thru         Period Net       Cumulative
   Number            Name      Advances            Proceeds        Gain/(Loss)    Gain/(Loss)
----------------------------------------------------------------------------------------------------


073250-3      SHELTON              1,395.75           1,849.87       (11,307.33)
075781-5      MASON                  627.12           3,176.06        (4,429.83)
071311-5      DEAN                 3,042.52          14,884.00        (6,219.15)
072300-7      BREWINGTON           2,733.66          18,878.99        (4,276.00)
072382-5      MILLER               3,647.30          22,165.62        (5,632.89)
074034-0      LOKER SR             1,396.50          18,323.29        (3,811.05)
076190-8      PADGETT              2,263.94          22,766.47        (2,867.42)
076803-6      HICKMAN              2,084.95          21,062.73        (4,233.70)
077051-1      HAROLD               1,334.60          19,278.49        (2,255.84)
077923-1      BROWN                3,279.90          20,428.46        (6,422.77)
078487-6      ELAM JR              3,089.40          18,636.10        (6,655.93)
071605-0      WALKER               1,518.05          23,940.82        (3,135.46)
073508-4      WILLIAMS             2,236.36          21,489.92        (7,001.41)
073513-4      PRINCE               3,799.80          13,067.39       (13,907.21)
074595-0      HUNT                 3,343.84          23,118.11       (13,621.07)
075200-6      CARWILE              6,337.89          21,325.50       (24,120.80)
075555-3      STONE                1,876.86          22,209.63        (5,284.07)
076026-4      KAHBEAH              2,198.84          25,283.32        (3,625.04)
077250-9      KENNEDY              3,979.70          28,645.66        (8,024.92)
077666-6      WALKER               6,376.81          27,183.83       (30,363.82)
078272-2      RAGAN                2,718.00          22,063.56        (5,800.58)
078442-1      DIAZ                 1,453.55          30,297.84         1,712.48
073895-5      KURDZIEL  **        (1,733.88)        (16,599.12)        5,228.05
                                                          0.00             0.00
                                                          0.00             0.00
                                                          0.00             0.00
                                                          0.00             0.00
                                                          0.00             0.00
                                                          0.00             0.00
                             ===================================================
                                  59,001.46         423,476.54      (166,055.76)   (1,055,078.24)
                             ====================================================================
                                                                                               1%
                                                                                =================

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER              REPORT DATE:  DECEMBER 4, 1996
REMITTANCE REPORT                                 POOL REPORT # 14
REPORTING MONTH:             Nov-96
                                                                     Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                            Original      Beginning      Current      Accelerated                 Ending             Principal Paid
             Cert.        Certificate    Certificate    Principal      Principal    Writedown   Certificate   Pool    Per $1,000
             Class         Balances       Balances       Payable      Distribution   Amounts     Balances    Factor  Denomination
------------------------------------------------------------------------------------------------------------------------------------


A-1                       52,393,000.00  34,235,803.05 (1,488,169.96)     0.00         0.00      32,747,633.09      62.50383%  43.47
A-1 Outstanding Writedown          0.00           0.00          0.00      0.00         0.00               0.00       0.00       0.00

A-2                       62,169,000.00  62,169,000.00          0.00      0.00         0.00      62,169,000.00     100.00000%   0.00
A-2 Outstanding Writedown          0.00           0.00          0.00      0.00         0.00               0.00       0.00       0.00

A-3                       29,540,000.00  29,540,000.00          0.00      0.00         0.00      29,540,000.00     100.00000%   0.00
A-3 Outstanding Writedown          0.00           0.00          0.00      0.00         0.00               0.00       0.00       0.00

A-4                       15,907,000.00  15,907,000.00          0.00      0.00         0.00      15,907,000.00     100.00000%   0.00
A-4 Outstanding Writedown          0.00           0.00          0.00      0.00         0.00               0.00       0.00       0.00

B-1                       19,650,000.00  19,650,000.00          0.00      0.00         0.00      19,650,000.00     100.00000%   0.00
B-1 Outstanding Writedown          0.00           0.00          0.00      0.00         0.00               0.00       0.00       0.00

B-2                        7,485,958.00   7,485,958.00          0.00      0.00         0.00       7,485,958.00     100.00000%   0.00
B-2 Outstanding Writedown          0.00           0.00          0.00      0.00         0.00               0.00       0.00       0.00


                         -------------------------------------------------------------------------------------

                         187,144,958.00 168,987,761.05 (1,488,169.96)     0.00         0.00     167,499,591.09
                         =====================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER              REPORT DATE:  DECEMBER 4, 1996
REMITTANCE REPORT                                 POOL REPORT # 14
REPORTING MONTH:              Nov-96
                                                                     Page 6 of 6

CERTIFICATE INTEREST ANALYSIS


                                                                                           Interest Paid
     Certificate      Remittance Beginning  Current        Total     Interest      Ending    Per $1,000    Cert.       TOTAL
        Class           Rate      Balance   Accrual        Paid      Shortfall    Balance   Denomination   Class   DISTRIBUTION
                       -------------------------------------------------------------------------------------------------------------

A-1                      6.25%       0.00   178,311.47   178,311.47        0.00          0.00    5.21      A-1    1,666,481.43
A-1  Carryover Interest  0.00        0.00         0.00         0.00        0.00          0.00    0.00
A-1  Writedown Interest  0.00        0.00         0.00         0.00        0.00          0.00    0.00

A-2                      6.45%       0.00   334,158.38   334,158.38        0.00          0.00    5.38      A-2      334,158.38
A-2  Carryover Interest  0.00        0.00         0.00         0.00        0.00          0.00    0.00
A-2  Writedown Interest  0.00        0.00         0.00         0.00        0.00          0.00    0.00

A-3                      6.90%       0.00   169,855.00   169,855.00        0.00          0.00    5.75      A-3      169,855.00
A-3  Carryover Interest  0.00        0.00         0.00         0.00        0.00          0.00    0.00
A-3  Writedown Interest  0.00        0.00         0.00         0.00        0.00          0.00    0.00

A-4                      7.50%       0.00    99,418.75    99,418.75        0.00          0.00    6.25      A-4       99,418.75
A-4  Carryover Interest  0.00        0.00         0.00         0.00        0.00          0.00    0.00
A-4  Writedown Interest  0.00        0.00         0.00         0.00        0.00          0.00    0.00

B-1                      7.55%       0.00   123,631.25   123,631.25        0.00          0.00    6.29      B-1      123,631.25
B-1  Carryover Interest  0.00        0.00         0.00         0.00        0.00          0.00    0.00
B-1  Writedown Interest  0.00        0.00         0.00         0.00        0.00          0.00    0.00

B-2                      8.65%       0.00    53,961.28    53,961.28        0.00          0.00    7.21      B-2       53,961.28
B-2  Carryover Interest  0.00        0.00         0.00         0.00        0.00          0.00    0.00
B-2  Writedown Interest  0.00        0.00         0.00         0.00        0.00          0.00    0.00

X                              889,022.48   493,932.60   327,876.84  166,055.76  1,055,078.24               X       327,876.84

R                                    0.00         0.00         0.00        0.00          0.00               R

Service Fee                          0.00   140,823.13   140,823.13        0.00          0.00                       140,823.13
                           ----------------------------------------------------------------                       -------------

                               889,022.48 1,594,091.86 1,428,036.10  166,055.76  1,055,078.24                     2,916,206.06

Less Reserve Fund Deposit                                      0.00                                                       0.00
                                               --------------------                                               -------------

                                                       1,428,036.10                                               2,916,206.06
                                               ====================                                               =============